SCHEDULE A

SERIES AND CLASSES

As of April 23, 2021

Series	Classes

Guggenheim Alpha Opportunity Fund	A, C, Institutional, P and R6

Guggenheim Capital Stewardship Fund	A, C, Institutional, P and R6

Guggenheim Diversified Income Fund	A, C, Institutional, P and R6

Guggenheim Floating Rate Strategies Fund	A, C, Institutional, P and R6

Guggenheim High Yield Fund	A, C, Institutional, P and R6

Guggenheim Core Bond Fund	A, C, Institutional, P and R6

Guggenheim Large Cap Value Fund	A, C, Institutional, P and R6

Guggenheim Limited Duration Fund	A, C, Institutional, P and R6

Guggenheim Macro Opportunities Fund	A, C, Institutional, P and R6

Guggenheim Market Neutral Real Estate Fund	A, C, Institutional, P and R6

Guggenheim Multi-Asset Fund	A, C, Institutional, P and R6

Guggenheim Municipal Income Fund	A, C, Institutional, P and R6

Guggenheim Risk Managed Real Estate Fund	A, C, Institutional, P and R6

Guggenheim SMid Cap Value Fund	A, C, Institutional, P and R6

Guggenheim Small Cap Value Fund	A, C, Institutional, P and R6

Guggenheim StylePlus—Large Core Fund	A, C, Institutional, P and R6

Guggenheim StylePlus—Mid Growth Fund	A, C, Institutional, P and R6

Guggenheim Total Return Bond Fund	A, C, Institutional, P and R6

Guggenheim Ultra Short Duration Fund	A, Institutional, P and R 6

Guggenheim World Equity Income Fund	A, C, Institutional, P and R6